UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, with zip code)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2000 Director Stock Option Plan

On June 15, 2006, the Board of Directors of Natus Medical Incorporated (the “Company”) approved amendments to the Company’s 2000 Director Stock Option Plan (the “Director Plan”) to: reduce the number of shares subject to automatic annual option grants under the Director Plan from 10,000 to 7,500, reduce the number of options granted upon election to the Board of Directors from 30,000 to 22,500, and reduce the term of options granted under the Director Plan from 10 years to six years. These amendments take effect upon approval by the Board and do not require stockholder approval.

Following the adoption of the amendments, each of Messrs. Gunst, Ludlum, Michael, Moore and Ms. Engibous, constituting all of the non-employee directors of the Company, received a nonstatutory option to purchase 7,500 shares of the Company’s common stock at an exercise price of $11.32 pursuant to the annual formula grant provisions of the Director Plan. The options vest in 12 equal monthly installments beginning on the date of grant and expire on the sixth anniversary of the date of grant.

Amended and Restated 2000 Stock Awards Plan

On June 15, 2006, the Board of Directors of the Company approved an amendment to the Company’s standard form of option agreement under the Company’s Amended and Restated 2000 Stock Awards Plan (the “Awards Plan”) to reduce the term of options granted under the Awards Plan from 10 years to six years. This amendment takes effect upon approval by the Board and does not require stockholder approval.

Following adoption of the amendment, the Board approved nonqualified stock option grants to the Company’s executive officers. The options vest in 48 equal monthly installments beginning on the date of grant and have an exercise price of $11.32 per share. The options will expire on the sixth anniversary of the date of grant. Each of Dr. Chung and Messrs. Mince, Murphy and Traverso were granted options to purchase 30,000 shares and Mr. Hawkins was granted an option to purchase 80,000 shares.

The Board of Directors also approved restricted stock awards to the non-employee directors and executive officers of the Company. Each of Messrs. Gunst, Ludlum, Michael, Moore and Ms. Engibous received an award of 1,250 shares of restricted stock that will vest in full on the first anniversary of the date of grant. The executive officers were awarded restricted stock that will vest as to 50% of the shares awarded on August 1, 2008 and 25% of the shares awarded on each of August 1, 2009 and August 1, 2010. Dr. Chung and Messrs. Mince, Murphy and Traverso each received 5,000 restricted shares and Mr. Hawkins received 14,000 restricted shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: June 20, 2006	By:	/s/ JAMES B. HAWKINS
James B. Hawkins
President and Chief Executive Officer